Your **Vote** Counts!

ARCUS BIOSCIENCES, INC.

2024 Annual Meeting
Vote by June 5, 2024
11:59 PM ET



ARCUS BIOSCIENCES

ARCUS BIOSCIENCES, INC.
3928 POINT EDEN WAY
HAYWARD, CA 94545

V46645-P09704

You invested in ARCUS BIOSCIENCES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 6, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 6, 2024
8:30 AM PDT

Virtually at:
www.virtualshareholdermeeting.com/RCUS2024

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail, and we encourage you to access and review the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Kathryn Falberg	For
1b.	Linda Higgins, Ph.D.	For
1c.	Terry Rosen, Ph.D.	For
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Arcus Biosciences for its fiscal year ending December 31, 2024.	For
3.	To approve, on an advisory basis, the compensation of Arcus Biosciences' named executive officers, as disclosed in the Proxy Statement.	For

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